Exhibit 99.1

Popular, Inc. Completes Repayment of TARP Funds

SAN JUAN, Puerto Rico—(BUSINESS WIRE)—July 2, 2014—Popular, Inc. (“Popular”) (NASDAQ:BPOP) announced today that it has completed the repayment of TARP funds to the U.S. Treasury through the repurchase of $935 million of trust capital securities issued to the U.S. Treasury under the TARP Capital Purchase Program. Popular funded the repurchase through a combination of available cash and $400 million from the proceeds of the issuance of its 7.000% Senior Notes due 2019.

“With the repayment of TARP we bring to a close a difficult chapter in our history and we emerge as a stronger and more focused institution. We thank our shareholders, employees and customers for their encouraging support,” said Mr. Richard L. Carrión, Chairman of the Board, President and Chief Executive Officer.

Popular also announced that it has made an offer to the U.S. Treasury to repurchase the outstanding warrant initially issued under the TARP Capital Purchase Program in 2008. The warrant represents the right to purchase 2,093,284 shares of Popular’s common stock at an exercise price of $67 per share with an original term of 10 years.

About Popular, Inc.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. In the United States, Popular has established a community-banking franchise that does business as Popular Community Bank, providing a broad range of financial services and products with branches in New York, New Jersey, Illinois, Florida and California.

Forward-Looking Statements

The information included in this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in forward-looking statements. Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the fiscal and monetary policies of the federal government and its agencies; (iv) changes in federal bank regulatory and supervisory policies, including required levels of capital and the impact of proposed capital standards on our capital ratios; (v) the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our businesses, business practices and cost of operations; (vi) regulatory approvals that may be necessary to undertake certain actions or consummate strategic transactions such as acquisitions and dispositions; (vii) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate markets in Puerto Rico and the other markets in which borrowers are located; (viii) the performance of the stock and bond markets; (ix) competition in the financial services industry; (x) additional Federal Deposit Insurance Corporation assessments; (xi) the resolution of our dispute with the FDIC under our loss share agreement entered into in connection with the Westernbank-FDIC assisted transaction; and (xii) possible legislative, tax or regulatory changes. For a discussion of such factors and certain risks and uncertainties to which Popular is subject, see Popular’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as its filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, Popular assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

CONTACT:

Popular, Inc.

Investor Relations:

Brett Scheiner, 212-417-6721

Investor Relations Officer

or

Media Relations:

Senior Vice President

Teruca Rullán, 787-281-5170 or 917-679-3596 (mobile)

Source: Popular, Inc.